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                                                                 Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Amended and Restated 1997 Share Option and Share Award Plan of Equity Office Properties Trust, of our reports indicated below with respect to the financial statements indicated below included in Equity Office Properties Trust's filings as indicated below, filed with the Securities and Exchange Commission.

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         Financial Statements                         Date of Auditors' Report
         --------------------                         ------------------------
Consolidated financial statements of Equity Office     February 23, 1998, except for
Properties Trust included in its Annual Report         Note 25, as to which the date is
(Form 10-K, as amended by Form 10-K/A) for the year    March 18, 1998
ended December 31, 1997

The following reports are included in the Current
Report of Equity Office Properties Trust on Form 8-K dated June 26, 1998:

Statement of Revenue and Certain Expenses of Denver
Post Tower for the year ended December 31, 1997                   April 28, 1998

Combined Statement of Revenue and Certain Expenses
301 Howard Street and 215 Fremont Street for the year
ended October 31, 1997                                            April 29, 1998

Combined Statement of Revenue and Certain Expenses of
the Mountain Properties for the year ended
December 31, 1997                                                 April 28, 1998

Statement of Revenue and Certain Expenses of Millennium
Plaza for the year ended December 31, 1997                         June 22, 1998

Statement of Revenue and Certain Expenses of Polk & Taylor
for the year ended December 31, 1997                               June 18, 1998

Combined Statement of Revenue and Certain Expenses of
Colonnade I, Colonnade II, and the Walker Building
for the year ended December 31, 1997                               June 12, 1998

Statement of Revenue and Certain Expenses of Columbia
Seafirst Center for the year ended December 31, 1997                July 1, 1998

The following reports are included in the Current Report of Equity Office Properties Trust on Form 8-K dated
January 7, 1999:

Statement of Revenue and Certain Expenses of Park Avenue
Tower for the year ended December 31, 1997                          July 3, 1998

Combined Statement of Revenue and Certain Expenses of
Worldwide Plaza for the year ended December 31, 1997             October 2, 1998


                                                             /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP
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Chicago, Illinois
February 11, 1999